UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)              MARCH 29, 1999


                         LASER MORTGAGE MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)




      MARYLAND                       001-13563                 22-353916
(State or other jurisdiction of      (Commission              (IRS Employer
     incorporation                   File Number)               ID Number)


 51 JOHN F. KENNEDY PARKWAY, SHORT HILLS, NEW JERSEY           07078
    ---------------------------------------------              -----
     (Address of principal executive offices)                (Zip Code)



Registrant's Telephone Number, including area code:         (973) 912-8770




                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On March 29, 1999, the Registrant issued a press release announcing that its Board of Directors has declared a special first quarter distribution in cash of $2.00 per share of common stock. The special distribution is payable on April 30, 1999 to stockholders of record as of April 1, 1999. Depending upon the Company's final reported taxable income for 1999, this distribution may in whole or in part be characterized as a return of capital for tax purposes.

     The Company also announced that it terminated a repurchase agreement with a broker-dealer with respect to $500 million of the Company's agency mortgage pass-through certificates and realized a loss of $(8.5) million in connection therewith. From January 1, 1999 through today, the Company has sold approximately $300 million of securities, including approximately $275 million of agency mortgage pass-through certificates.

     The Company's management estimated that as of February 26, 1999, the Company's net asset value per share was between $6.75 and $7.00 (without giving effect to this special distribution and the termination of the repurchase agreement described above).

     The complete text of the press release dated March 29, 1999 is set forth as
Exhibit 99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

     None.

(b) Pro Forma Financial Statements

     None.

(c) Exhibits

99.1     Press Release, dated March 29, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      LASER MORTGAGE MANAGEMENT, INC.

                                      By: /s/ Robert J. Gartner
                                          ----------------------------
                                          Name: Robert J. Gartner
                                          Title: Vice President


Dated:            March 30, 1999

                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION

99.1        Press Release, dated March 29, 1999.